Exhibit 99.1
Lime Energy Co. Reports Results for
Three-Month and Six-Month Periods Ended June 30, 2008
     Lime reports solid increase in revenue while continuing to make substantial investments for growth
Results for the three-month period ended June 30, 2008:
•	Revenue for the second quarter of 2008 increased 69% to $6,933,769 from $4,102,693 for the second quarter of 2007 on higher sales from our Energy Efficiency Services business.

•	Gross profit of $909,326 for the second quarter of 2008 as compared to $1,157,969 for the second quarter of 2007.

•	Operating loss of $4,005,603 for the second quarter of 2008 as compared to an operating loss of $1,971,924 for the second quarter of 2007.

•	Net loss of $4,530,589 for the second quarter of 2008 as compared to a net loss of $2,043,553 during the second quarter of 2007.

•	Basic and diluted loss of $0.57 per share for the second quarter of 2008 as compared to a loss of $0.27 per share for the second quarter of 2007.

•	Adjusted EBITDA loss of $2,514,336 for the second quarter of 2008 as compared to a loss of $746,149 for the second quarter of 2007*.
Results for six-month period ended June 30, 2008:
•	Revenue for the first half of 2008 increased 48% to $9,841,248 from $6,631,240 for the first half of 2007 on higher sales from our Energy Efficiency Services business.

•	Gross profit for the first half of 2008 was $1,058,404 as compared to $1,530,036 for the first half of 2007.

•	Operating loss of $7,894,924 for the first half of 2008 as compared to an operating loss of $5,312,578 for the first half of 2007.

•	Net loss of $8,763,962 for the first half of 2008 as compared to an operating loss of $5,354,492 for the first half of 2007.

•	Basic and diluted loss of $1.12 per share for the first half of 2008 as compared to a loss of $0.72 per share for the first half of 2007.

•	Adjusted EBITDA loss of $5,134,531 for the first half of 2008 as compared to a loss of $2,816,833 for the first half of 2007*.

*	Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.
ELK GROVE VILLAGE, IL, August 15, 2008 / PR Newswire/—Lime Energy Co. (Nasdaq: LIME), a leading provider of energy efficiency solutions today announced its results for the three-month and six-month periods ended June 30, 2008.
“The second quarter marked a significant milestone in the short history of Lime Energy with the acquisition of Applied Energy Management (AEM), a provider of energy efficiency solutions, effective as of June 1, 2008,” stated David Asplund, CEO of Lime Energy. “This landmark transaction basically tripled our size, scale and scope positioning Lime as a leading national pure play energy efficiency solutions provider. In addition to closing this transaction during the second quarter, we continued to show strong organic growth in our core Energy Efficiency Service revenue and continued making significant investments in building out our national platform which included:
•	Hiring 21 new employees: 3 salespeople and 19 operations and installation personnel;

•	Purchases of additional equipment for installations;

•	Expansion of offices in San Diego and Ventura, CA;

•	Continued investment in our Energy Technology Division to upgrade the existing technology; and

•	Retention of a Public Relations firm.
“Although these investments negatively affect our short term operating results, we believe they have positioned us to support double the second quarter revenue in the third quarter of 2008 with improving gross margins and improving operating results. Other highlights this quarter include:
•	An increase of $8 million in our line of credit;

•	An increased investment by Duke Energy through the conversion of an outstanding note into our common stock;

•	The signing of over $8 million in new contracts with several Fortune 500 companies which we expect to realize revenue upon completion by year end; and

•	The signing of over $20 million in new contracts by AEM during June and July which we expect to realize revenue on a percent completion basis beginning in the third quarter.
“Over the last two years, we have invested a substantial amount of money in building up Lime Energy which we believe has resulted in its becoming a formidable force in the energy efficiency marketplace. With the addition of AEM, we now provide a diversified array of energy efficiency services and technologies to commercial and industrial companies, energy service companies and utilities on a truly national platform. We expect these investments to result in improved financial performance through the rest of this year and into 2009,” concluded Mr. Asplund.
LIME ENERGY CO.
Condensed Consolidated Statement of Operations
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007

Revenue	$6,933,769	$4,102,693	$9,841,248	$6,631,240

Cost of sales	6,024,443	2,944,724	8,782,845	5,101,204

Gross profit	909,326	1,157,969	1,058,404	1,530,036

Selling, general and administrative	4,509,116	2,647,873	8,309,669	5,903,785
Amortization of intangibles	405,813	482,020	643,660	938,829

Operating loss	(4,005,603)	(1,971,924)	(7,894,924)	(5,312,578)

Interest (expense) income, net	(524,986)	(71,629)	(869,038)	(41,914)

Net Loss	(4,530,589)	(2,043,553)	(8,763,962)	(5,354,492)

Basic and Diluted Loss Per Common Share	$(0.57)	$(0.27)	$(1.12)	$(0.72)

Weighted Average Common Shares Outstanding	7,943,116	7,651,699	7,838,010	7,425,168

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission. We have included these non-GAAP measures in the press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.
A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows:

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007

Net loss	$(4,530,589)	$(2,043,553)	$(8,763,962)	$(5,354,492)

Depreciation and amortization	501,595	518,424	815,473	1,007,629

Interest expense (income), net	524,986	71,629	869,038	41,914

Provision for income taxes	—	—	—	—

EBITDA	(3,504,008)	(1,453,500)	(7,079,451)	(4,304,949)

Share based compensation	989,672	707,351	1,944,920	1,488,116

Adjusted EBITDA	$(2,514,336)	$(746,149)	$(5,134,531)	$(2,816,833)

About Lime Energy Co.
Lime Energy is a leading provider of energy efficiency solutions that enable our clients to reduce their energy-related expenditures and the impact of their energy use on the environment. Our clients include commercial and industrial businesses, property owners and managers and energy service companies serving government and educational institutions. Our core Energy Efficiency Services business provides energy engineering and consulting services as well as the development and implementation of energy efficiency lighting upgrade services, mechanical and electrical conservation services, water conservation services and renewable energy solutions. Through our Energy Technology business, we also offer a proprietary line of intelligent controllers that provide continuous management of HVAC and lighting equipment using wireless communication technology in order to reduce energy usage and improve system reliability. The company’s stock is traded on NASDAQ under the symbol LIME. Additional information is available at the company’s website at www.lime-energy.com or by calling 847-437-1666.
Conference Call Information
Lime Energy will host a conference call on Tuesday August 19th at 4:30 PM Eastern Time.
Investors can access the call by calling toll free 866-356-4441 and use passcode 68673472. International callers can dial 617-597-5396 and use the same passcode.
The call will be available for replay until November 20th, 2008 by dialing toll free 888-286-8010 or 617-801-6888. The replay will require use of passcode 37805767.
The call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com. This call is being webcast by Thomson/CCBN and is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
Lime Energy Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail glen@bristolir.com
FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2008 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in Lime Energy’s current Annual Report on form 10-K or as may be described from time to Lime in Lime Energy’s subsequent SEC filings; and such factors as incorporated by reference.
Additional Information
A full analysis of the three-month and six-month period results are available in the Company’s Form 10-Q, which is available on the Company’s website at www.lime-energy.com or on Edgar.